Exhibit 10.5

FIRST AMENDMENT TO

STOCKHOLDERS’ AGREEMENT OF

GRUBHUB HOLDINGS INC.

(TO BE RENAMED SEAMLESS GRUBHUB HOLDINGS INC.)

This FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT OF GRUBHUB HOLDINGS INC. (TO BE RENAMED SEAMLESS GRUBHUB HOLDINGS INC.) (this “Amendment”) is made as of August 8, 2013 (the “Amendment Date”) by SLW Investor, LLC (“SLW Stockholder”), a Delaware limited liability company, in the name and on behalf of the Requisite Holders pursuant to the authority granted to SLW Stockholder by the Requisite Holders in the Action by Written Consent of the Stockholders of Seamless GrubHub Holdings Inc. dated August 8, 2013 (the “Requisite Holder Consent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Agreement (as defined below).

RECITALS

WHEREAS, GrubHub, Inc., a Delaware corporation, the Seamless Holdings Stockholders, SLW Stockholder and certain other parties thereto (collectively, the “Stockholders”) entered into that Stockholders’ Agreement of GrubHub Holdings Inc. (to be renamed Seamless GrubHub Holdings Inc.), dated as of May 19, 2013 (the “Agreement”); and

WHEREAS, pursuant to the Requisite Holder Consent, the Requisite Holders adopted and approved the amendments set forth herein and authorized SLW Stockholder to execute this amendment in their names and on their behalf formalizing the same.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.1 Amendment. Sections 2.2(d) and 2.3(b) of the Agreement are hereby amended to read in their entirety as set forth below (double underlining indicates new language and ~~strikethrough~~ indicates language that has been deleted):

Section 2.2(d) Repurchase Committee. The repurchase committee of the Board shall (i) administer the GrubHub Repurchase and/or the secondary sales described in Section 4.1(b)(ii), including by (A) selecting from the approved list of sellers in Schedule IX those GrubHub Stockholders that will sell in such GrubHub Repurchase and/or secondary sale, (B) allocating the GrubHub Repurchase and secondary sales among such GrubHub Stockholders and (C) selecting buyers (if any) for the secondary sale (in each case, subject to the Reorganization Agreement and Section 4.1(b)(ii)), (ii) shall be comprised of two (2) ~~the~~ GrubHub Directors then on the Board and one (1) Independent Director selected by the GrubHub Group and (iii) shall act by unanimous consent.

Section 2.3(b) Required Vote. At all duly called meetings of the Board ~~or any committee thereof~~, except as set forth in Section 2.7, (i) a majority of the total number of Directors ~~or committee members~~ and (ii) at least one (1) Seamless Holdings Director, at least one (1) SLW Stockholder Director and at least one (1) GrubHub Director shall constitute a quorum for the transaction of business of the Board ~~or~~ at such meeting. At all duly called meetings of the audit committee of the Board or the compensation committee of the Board, (A) a majority of the total number of committee members and (B) solely at such times as the actual number of persons sitting on the audit committee or the compensation committee is less than four (4), the Director selected by mutual consent of the Seamless Holdings Group and the SLW Group, and the Director selected by the GrubHub Group, shall constitute a quorum for the transaction of business of the committee at such meeting. At all duly called meetings of the Indemnification Committee, the three (3) Independent Directors shall constitute a quorum for the transaction of business of the committee at such meeting. At all duly called meetings of the repurchase committee of the two (2) GrubHub Directors and the one (1) Independent Director then on the repurchase committee shall constitute a quorum for the transaction of business of the committee at such meeting. If a quorum shall not be present at any meeting of the Board or committee thereof, the Directors present thereat may adjourn the meeting without notice other than announcement at such meeting, until a quorum shall be present; provided, that notice of any reconvened meeting shall be given pursuant to Section 2.3(a); provided, further, that if such meeting has been rescheduled two (2) consecutive times due to the failure to achieve quorum resulting from the absence of the Seamless Holdings Directors, the SLW Stockholder Directors ~~or~~ the GrubHub Directors or any other particular Director, as the case may be, then the absence of the Seamless Holdings Directors, the SLW Stockholder Directors ~~or~~ the GrubHub Directors or such other particular Director, as the case may be, at such third rescheduled meeting shall not result in, or be deemed to be, a failure to constitute quorum for the transaction of business of the Board or committee at such reconvened meeting (but for the avoidance of doubt, the rights set forth in Section 2.4 shall not be affected by any of the foregoing) for so long as written notice of any rescheduled meeting shall have been delivered to all Directors at least two (2) Business Days prior to the dates of such rescheduled meetings. Except as otherwise provided in this Agreement, a simple majority (i.e., more than 50%) of the Directors present at a meeting of the Board or committee thereof at which a quorum shall exist shall be the act of the Board or committee, as applicable.

1.2 Effectiveness; Effect on Agreement. This Amendment shall be effective as of the Amendment Date. Except as amended hereby, the Agreement shall remain in full force and effect. The execution and delivery of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto.

1.3 Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement of the Stockholders pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings of the Stockholders pertaining to the subject matter hereof.

1.4 Miscellaneous. From and after the Amendment Date, references to the Agreement shall mean the Agreement as amended by this Amendment.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

Requisite Holders

By:	SLW INVESTOR, LLC,
acting in the name and on behalf of the Requisite Holders party to the Action by Written Consent of the Stockholders of Seamless GrubHub Holdings Inc. dated August 8, 2013, pursuant to the authority granted to SLW Investor, LLC by the Requisite Holders therein

By:	/s/ Benjamin C. Spero
Name:	Benjamin C. Spero
Its:	President

[Signature Page to First Amendment to Stockholders’ Agreement]